Exhibit 99.1

E-Band Media, Inc. Announces Reverse Stock Split, Name Change to "Annec Green Refractories Corporation"
and New Trading Symbol (OTCBB: ANNC)

ZHENGZHOU, China, April 22, 2011 /PRNewswire-Asia/ -- E-Band Media, Inc. (OTC Bulletin Board: EBDM) (the "Company"), announced that as of April 18, 2011, it has changed its name to Annec Green Refractories Corporation and completed a reverse stock split on a 1-for- 14.375 shares basis. The Company's stock symbol on the NASDAQ Over-the-Counter Bulletin Board has also changed from "EBDM" to "ANNC."

Effective April 18, 2011, 14.375 shares of the Company's common stock issued and outstanding were combined and changed into one share of common stock. Any resulting fractional share was rounded up to the next higher whole number. The reverse stock split affects all issued and outstanding shares of the Company's common stock immediately prior to the effective date of the reverse stock split. The split-adjusted shares of the Company's common stock will trade under the new symbol "ANNC," with a "D" added for 20 trading days to signify that the reverse stock split has occurred. In addition, as a result of the reverse stock split, in accordance to the terms of the Series A Preferred Stock, each share of Series A Preferred Stock of the Company issued and outstanding automatically converted into 1,000 shares of common stock (on a post reverse stock basis), resulting in the automatic conversion of 19,220 shares of Series A Preferred Stock of the Company into 19,220,000 shares of common stock of the Company.

Mr. Fuchao Li, the new Chairman of the Company stated "We believe our new name Annec Green Refractories Corporation better reflects our brand and business operations. In addition, the symbol change will help our shareholders and potential shareholders identify our stock with our Company."

About the Company

The Company is one of leading refractory enterprises in China. Through the Company's subsidiary, Zhengzhou Annec Industrial Co., Ltd. and its VIE, Annec (Beijing) Engineering Technology Co., Ltd., the Company provides integrated stove design, turnkey contracting, refractory production and sales, and is one of the largest manufacturers of refractory materials and products for hot blast stoves in China.

On 29th Mar 2011, the governor of He Nan province inspected the factory of Annec, affirmed company's achievements and strategy of listing on U.S. market and industry integration.

Safe Harbor Statement

This press release may contain certain "forward-looking statements" relating to the business of the Company, its subsidiary companies and its VIE. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding the ability of the Company to grow, despite the current global economic environment; the Company's ability to upgrade to a national exchange; the general ability of the Company to achieve its commercial objectives; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Company and Investor Relations Contact:

Yolanda Li
Tel: +86-371-6999-9012
Mobil: +86-152-1012-1018
Email: annecyolanda@annec.com.cn